EX.99.906CERT

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of Palmer Square Opportunistic Income Fund for the period ended July 31, 2015 (the “Report”), Gary Henson, as President and Chief Executive Officer of the Trust, and David Henriksen, as Treasurer and Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	10/9/15

/s/ Gary Henson
Gary Henson
President and Chief Executive Officer

/s/ David Henriksen
David Henriksen
Treasurer and Chief Financial Officer